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                                                                    Exhibit 4.12

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[KONINKLIJKE NOTARIELE BEROEPSORGANISATIE GRAPHIC]

                                                            JJL/5101360/40013829
                                                                (EXECUTION COPY)

DEED OF PLEDGE ON REGISTERED SHARES IN CDRJ EUROPE HOLDING COMPANY B.V.

This twentieth day of May, two thousand three, there appeared before me, Joyce Johanna Cornelia Aurelia Leemrijse, hereinafter referred to as: "civil law notary", as substitute of Rudolf van Bork, civil law notary officiating at Amsterdam, the Netherlands:_____________________________________________________

1. Catharina Anna Kramer, with office address at Fred. Roeskestraat 100, 1076 ED Amsterdam, the Netherlands, born in Purmerend, the Netherlands, on the sixteenth day of December, nineteen hundred sixty-six, in this matter acting as authorized representative of:___________________________________________________________________

          a. JAFRA COSMETICS INTERNATIONAL, INC., a corporation organized under the laws of the State of Delaware, United States of America, having its registered office and its office address at c/o Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, United States of America, hereinafter: the "PLEDGOR";_________________________________

          b. CDRJ EUROPE HOLDING COMPANY B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated organized under the laws of the Netherlands, having its statutory seat in Amsterdam and its office address at Kempenlandstraat 11 G, 5262 GK Vught, hereinafter: the "COMPANY";_________________________________

2. Kethy Renske van Putten, with office address at Fred. Roeskestraat 100, 1076 ED Amsterdam, the Netherlands, born in Groningen, the Netherlands, on the twelfth day of September, nineteen hundred and seventy-three, as authorized representative of:_______________________ CREDIT SUISSE FIRST BOSTON, a banking organization organized under the laws of Switzerland, having its registered office and office address at Uetlibergstrasse 231, CH 8070 Zurich, Switzerland, acting through its Cayman Islands branch with registered office and office address at c/o CIBC Bank and Trust Company (Cayman) Limited, 54 Edward Street, George Town, Grand Cayman Cayman Islands, B.W.I., and for the purposes of this transaction choosing office at Eleven Madison Avenue, New York, New York 10010, the United States, hereinafter: the "PLEDGEE".
          ______________________________________________________________________
     POWERS OF ATTORNEY:________________________________________________________
     The authorization of the persons appearing is evidenced by three (3) written Powers of Attorney, one (1) of which is attached to a deed of pledge, executed before me, civil law notary, earlier to date, and two (2) of which are attached to

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     this Deed (Annex 1). Sufficient proof of the existence of the Powers of
     Attorney was presented to me, civil law notary.
                                                     ---------------------------
     The persons appearing have declared:
                                          --------------------------------------
     The Pledgor and the Pledgee have agreed as follows:
                                                         -----------------------
     WHEREAS:
             -------------------------------------------------------------------

     a. Pursuant to the Credit Agreement, as defined hereafter, the Pledgor has assumed the obligation to provide security to the Pledgee for the Secured Obligations, as defined hereafter, in the form of a right of pledge on the Shares, as defined hereafter;
                                                     ---------------------------

     b. By notarial deed of contribution and transfer of shares, executed before a deputy of F.W. Oldenburg, civil tax notary officiating in Amsterdam, on the thirtieth day of April, nineteen hundred and ninety-eight, the Pledgor acquired the legal and beneficial title to all issued and outstanding shares in the capital of the Company, such deed also containing the acknowledgement of the above acquisition by the Company;
                      ----------------------------------------------------------

     c. To secure the performance of the Secured Obligations, the Pledgor and the Pledgee wish to hereby establish a first priority right of pledge on the Shares, as defined hereafter, under the following terms.
                                                                         -------

     DEFINITIONS.
                 ---------------------------------------------------------------

     ARTICLE 1.
                ----------------------------------------------------------------

          Unless otherwise defined herein, or the context requires otherwise, terms used in this Deed, including its preamble and recitals, shall have the meaning as defined in the Credit Agreement. In addition, the following terms used in this Deed, including its preamble and recitals, shall have the following meanings:
                                                      --------------------------

     a.   the "BORROWER": the Pledgor;
                                      ------------------------------------------

     b. the "CREDIT AGREEMENT": the credit agreement, dated as of the twentieth day of May, two thousand three (May 20, 2003) (as amended, supplemented, amended and restated or otherwise modified from time to time), among the Borrower, Distribuidora Comercial Jafra S.A. de
          C.V., Jafra Worldwide Holdings (Lux) S.a r.l., the Pledgee and Merrill Lynch, Pierce, Fenner & Smith, Incorporated as Lead Arrangers, the Pledgee as Administrative Agent, Merrill Lynch, Pierce, Fenner & Smith, Incorporated as Syndication Agent, and the other lenders party thereto;
                  --------------------------------------------------------------

     c. an "EVENT OF DEFAULT": each Event of Default as defined in article 7 of the Credit Agreement, as well as, insofar as not included in that definition, each Event of Statutory Default;
                                                       -------------------------

     d.   an "EVENT OF STATUTORY DEFAULT": each event in which the Pledgor is in default ("verzuim"), as defined in Section 6:81 of the Netherlands Civil Code, of performing one or more of the Secured Obligations;
                                                                           -----

     e.   the "PARALLEL DEBT": shall mean the JAFRA Cosmetics International
          Inc. Parallel Debt as defined in article 9.21 of the Credit
          Agreement;
                    ------------------------------------------------------------

     f. the "RIGHT OF PLEDGE": the first priority right of pledge on the Shares established in this Deed;
                                          --------------------------------------



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          g.   the "SECURED OBLIGATIONS" shall mean: any and all undertakings and obligations at any time owing by the Borrower to the Pledgee under the Parallel Debt and the obligations and liabilities resulting from the non-performance thereof, to the extent such undertakings, obligations and liabilities consist of monetary payment obligations (verbintenissen tot betaling van een geldsom);_______________________________________________________

          h. the "SHARES"; twenty-four (24) ordinary shares, having a par value of one thousand Dutch guilders (NLG 1,000.00) or (read by virtue of law and in accordance with Section 2:178c of the Dutch Civil Code) four hundred and fifty three Euro and seventy-eight cents (EUR 453.78) each, numbered 1 up to and including 24, in the share capital of the Company, constituting sixty per cent (60%) of the entire issued and outstanding share capital of the Company.________________________________________________________

          PLEDGE OF SHARES.____________________________________________________

          ARTICLE 2.___________________________________________________________

          1. The Pledgor agrees to grant and hereby so grants to the Pledgee, as security for the payment when due of the Secured Obligations, a disclosed first-ranking right of pledge (een openbaar pandrecht, eerste in rang) on the Shares, which right of pledge the Pledgee agrees to accept and hereby so accepts, and the Pledgor undertakes to pledge to the Pledgee under the same terms and conditions as set forth in this deed sixty per cent (60%) of any future shares and the rights related thereto as soon as such future shares shall be capable of being so pledged as long as any of the Secured Obligations are outstanding._____________________

          2. The Pledgor shall, if and when required by the Pledgee, execute such further encumbrances and assurances, and do all such acts and things as the Pledgee may reasonably require over or in relation to all or any of the Shares to maintain, perfect or protect the security rights created by this Deed over the Shares and future shares or any part thereof, such that this Deed will continue to constitute a first priority right of pledge over sixty per cent (60%) the Shares and future shares, until payment in full of the Secured Obligations._____________________________


          VOTING RIGHTS._______________________________________________________

          ARTICLE 3.___________________________________________________________

          During the term of the Right of Pledge, the voting rights attaching to the Shares shall accrue to the Pledgor.______________________________

          AUTHORITY TO COLLECT.________________________________________________

          ARTICLE 4.___________________________________________________________

          1. The authority to collect dividends, distributions from reserves, repayments of capital and all other distributions and payments in any form, which, at any time, during the term of the Right of Pledge, become payable on any one or more of the Shares, shall accrue to the Pledgee, as provided for in Section 3:246 of the Dutch Civil Code._______________________________________________





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2.  In derogation of the provisions of paragraph 1, the Pledgee hereby grants approval to the Pledgor to collect dividends.

3. The Pledgee may terminate the authorization mentioned in paragraph 2 upon occurrence of an Event of Statutory Default only. Termination of the authorization is made by written statement to that effect, by the Pledgee to the Pledgor. The Pledgee shall inform the Company of the termination in writing.

FURTHER PLEDGES.

ARTICLE 5.

1. Each time the Pledgor, after execution of this deed, acquires pledgeable (depositary receipts for) shares and rights to acquire (depositary receipts for) shares in the capital of the Company, the Pledgor shall, on the occasion thereof and otherwise immediately thereafter, establish a first priority right of pledge on sixty per cent (60%) of such (depositary receipts for) shares and rights in favor of the Pledgee, in so far as possible under the same or similar terms and conditions as mentioned in this deed.

2. The Pledgor warrants to the Pledgee that the Pledgor has not disposed in any way of the (depositary receipts for) shares and rights referred to in paragraph 1.

3. The Pledgor shall as much as possible provide that the (depositary receipts for) shares and rights to acquire (depositary receipts for) shares in the capital of the Company he acquires after execution of this deed shall be pledgeable, and that the transferability thereof shall not be more cumbersome than the transferability of the Shares.

EXERCISE OF THE RIGHT OF PLEDGE.

ARTICLE 6.

1. After a court of law, on the demand of the Pledgee, has established that an Event of Statutory Default has occurred, the Pledgee shall be authorised to sell the Shares or part thereof, in accordance with Section 3:248 of the Dutch Civil Code, without prejudice to the provision of Section 3:251 of the Dutch Civil Code, in order to recover the proceeds thereof.

2. The blocking clause contained in the articles of association of the Company shall apply to the transfer of the Shares by the Pledgee, it being understood that the Pledgee shall exercise all of the Pledgor's rights relevant to the alienation and transfer of the Shares, and that the Pledgee shall fulfill the Pledgor's obligations relevant thereto.

3. In the event the Pledgee levies execution of the Right of Pledge, the Pledgee shall, following payment of the execution costs from the proceeds, allocate the net proceeds to fulfill the Secured Obligations.







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[SEAL]

            FINAL PROVISIONS. --------------------------------------------------
            ARTICLE 7. ---------------------------------------------------------
            1. The Right of Pledge, including all provisions of this deed, shall be governed by the laws of the Netherlands. ------------
            2. All disputes relating to the Right of Pledge shall be submitted exclusively to the competent court of law in Amsterdam, the Netherlands, it being understood that the Pledgee shall be authorised to initiate a claim elsewhere also. --------------------------------------------------------
            3. The Pledgee shall be entitled to terminate the Right of Pledge in whole or in part. Termination shall be effectuated by a written notification to that effect by the Pledgee to the Pledgor. The Pledgee shall inform the Company of the termination in writing. --------------------------------------
            FINALLY, THE COMPANY HAS DECLARED: ---------------------------------
            a.    that it acknowledges the aforementioned pledge; --------------
            b. that it has been informed of the provisions under which the Right of Pledge is established, and fully cooperates with the implementation thereof; --------------------------------------
            c. it shall register in the Company's shareholders' register that the Shares are encumbered with a first priority right of pledge in favor of the Pledgee, stating whether the voting rights attaching to the Shares accrue to the Pledgor or the Pledgee, and to whom, the Pledgor or the Pledgee, the rights accrue which the law attributes to holders of depositary receipts of shares in the capital of a company which are issued with its co-operation; --------------------------------
            d. that all resolutions and approvals required from the Company for establishing a first priority right of pledge on the Shares by the Pledgor in favor of the Pledgee under the provisions contained in this deed, have been adopted and received respectively. ---------------------------------------
            END. ---------------------------------------------------------------

            The persons appearing are known to me, civil law notary. ----------- This deed was executed in Amsterdam on the date stated in the first paragraph of this deed. The contents of the deed have been stated and clarified to the persons appearing. The persons appearing have declared not to wish the deed to be fully read out, to have noted the contents of the deed timely before its execution and to agree with the contents. -------------------------------------------------
            After limited reading, this deed was signed first by the persons appearing and thereafter by me, civil law notary, at five hours and forty minutes p.m. -------------------------------------------------
            (W.s.: C.A. Kramer; K.R. van Putten; J.J.C.A. Leemrijse)

                                                                   FOR TRUE COPY
                                                         Amsterdam; June 3, 2003

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